                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 14, 2001

                          NORTHROP GRUMMAN CORPORATION
               (Exact name of registrant as specified in charter)

           Delaware                    1-16411                  95-4840775
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


       1840 Century Park East
       Los Angeles, California                                    90067
(Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (310) 553-6262

Item 5.  Other Events

     The Company has filed preliminary prospectuses with respect to offerings of 8,000,000 shares of Common Stock and $400,000,000 Equity Security Units, respectively, pursuant to its Registration Statement No. 333-71290. Each preliminary prospectus contains Unaudited Pro Forma Condensed Combined Financial Statements reflecting the acquisition of Litton Industries, Inc. and the proposed acquisition of Newport News Shipbuilding Inc. The consent of Arthur Andersen, LLP to the incorporation by reference in the Company's Registration Statement on Form S-3, No. 333-71290, of its report contained in the Annual Report on Form 10-K for the year ended December 31, 2000 of Newport News Shipbuilding Inc. is filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Proposed to Be Acquired.

     The following documents filed with the SEC by Newport News Shipbuilding Inc. (SEC File Number 1-12385) are hereby incorporated by reference.

     .    Annual Report on Form 10-K for the fiscal year ended December 31,
          2000; and

     . Quarterly Reports on Form 10-Q for the fiscal quarters ended March 18, 2001, June 17, 2001 and September 16, 2001.

(b) Pro Forma Financial Information.

     The Unaudited Pro Forma Condensed Combined Financial Statements reflecting the acquisition of Litton Industries, Inc. and the proposed acquisition of Newport News Shipbuilding Inc. are filed herewith:

     Unaudited Pro Forma Condensed Combined Statement of Financial Position, September 30, 2001.

     Unaudited Pro Forma Condensed Combined Statements of Income, Nine Months Ended September 30, 2001, Year Ended December 31, 2000.

     The unaudited pro forma condensed combined financial statements presented below are derived from the historical consolidated financial statements of each of Northrop Grumman Corporation ("Northrop Grumman"), Northrop Grumman Systems Corporation ("Northrop Systems"), Litton Industries, Inc. ("Litton") and Newport News Shipbuilding Inc. ("Newport News"). The unaudited pro forma condensed combined financial statements are prepared using the purchase method of accounting, with Northrop Grumman treated as the acquiror and as if the Newport News and Litton acquisitions had been completed as of the beginning of the periods presented for statement of income purposes and as if the Newport News acquisition had been completed on September 30, 2001 for statement of financial position purposes.

     The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of Northrop Grumman, Northrop Systems, Litton and Newport News adjusted to give effect to, in the case of the pro forma statements of income, the Litton acquisition and the Newport News acquisition and, in the case of the pro forma statement of financial position, the Newport News acquisition. The pro forma adjustments are described in the accompanying notes presented on the following pages. The pro forma financial statements have been developed from (a) the audited consolidated financial statements of Northrop Systems contained in its Annual Report on Form 10-K/A for the year ended December 31, 2000 and the unaudited consolidated financial statements of Northrop Grumman contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, (b) the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for the six months ended January 31, 2001, and (c) the audited consolidated financial statements of Newport News contained in its Annual Report on Form 10-K for the year ended December 31, 2000 and the unaudited consolidated financial statements of Newport News contained in its Quarterly Report on Form 10-Q for the quarter ended September 16, 2001. In addition, the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for the six months ended January 31, 2001 have been used to bring the financial reporting periods of Litton to within 90 days of those of Northrop Systems and Northrop Grumman. The pro forma financial statements should be read in conjunction with these separate historical consolidated financial statements and related notes.

     The acquisition of Litton, which is valued at approximately $5.2 billion, including the assumption of Litton's net debt of $1.3 billion, is accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess recorded as goodwill. The pro forma financial statements reflect preliminary estimates of the fair market value of the Litton assets acquired and liabilities assumed and the related allocations of purchase price, and preliminary estimates of adjustments necessary to conform Litton data to Northrop Grumman's accounting policies. The pro forma financial statements do not include the recognition of liabilities associated with certain potential restructuring activities. Northrop Grumman is currently reviewing the preliminary estimates of the fair market value of the Litton assets acquired and liabilities assumed, including valuations associated with certain contracts and preliminary valuation study results for intangible assets, property, plant and equipment, and retiree benefits assets and liabilities. Northrop Grumman is also evaluating several possible restructuring activities of Litton operations. The final determination of the fair market value of assets acquired and liabilities assumed and final allocation of the purchase price may differ from the amounts assumed in these pro forma financial statements. Adjustments to the purchase price allocations are expected to be finalized by December 31, 2001, and will be reflected in future Northrop Grumman filings. These adjustments may be material.

     As of the date of this report, Northrop Grumman has not completed the valuation studies necessary to arrive at the required estimates of the fair market value of the Newport News assets to be acquired and the Newport News liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform Newport News data to Northrop Grumman's accounting policies. Accordingly, Northrop Grumman has used the historical book values of the assets and liabilities of Newport News and has used the historical revenue recognition policies of Newport News to prepare the pro forma financial statements, with the excess of the purchase price over the historical net assets of Newport News recorded as goodwill and other purchase intangibles. Once Northrop Grumman has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming changes, the pro forma financial statements will be subject to adjustment. These adjustments may be material.

     The pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Northrop Grumman would have been had the Litton and Newport News acquisitions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

     The pro forma financial statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the Litton and Newport News acquisitions, except for preliminary estimates of costs to consolidate the Litton and Northrop Grumman corporate offices.

Unaudited Pro Forma Condensed Combined
Statement of Financial Position
September 30, 2001
($ in millions)


                                                                                      Pro Forma
                                                               Northrop Newport ---------------------
                                                               Grumman   News   Adjustment    Combined
                                                               -------- ------- ----------    --------
Assets:
Current assets
   Cash and cash equivalents.................................. $   310  $   66    $   --      $   376
   Accounts receivable........................................   2,297     131        --        2,428
   Inventoried costs..........................................   1,222     409        --        1,631
   Deferred income taxes......................................      35     110        --          145
   Prepaid expenses and other current assets..................     140      19        --          159
                                                               -------  ------    ------      -------
   Total current assets.......................................   4,004     735        --        4,739
                                                               -------  ------    ------      -------
Property, plant and equipment.................................   3,297   1,616        --        4,913
Accumulated depreciation......................................  (1,211)   (950)       --       (2,161)
                                                               -------  ------    ------      -------
Property, plant and equipment, net............................   2,086     666        --        2,752
                                                               -------  ------    ------      -------
Other assets
   Goodwill and other purchased intangibles, net..............   7,956      --     2,110  (a)  10,066
   Prepaid retiree benefits cost and intangible pension asset.   2,773      --        --        2,773
   Other assets...............................................     395     237        --          632
                                                               -------  ------    ------      -------
                                                                11,124     237     2,110       13,471
                                                               -------  ------    ------      -------
                                                               $17,214  $1,638    $2,110      $20,962
                                                               =======  ======    ======      =======
Liabilities and Shareholders' Equity:
Current liabilities
   Notes payable and current portion of long-term debt........ $   134  $   46    $   --      $   180
   Accounts payable...........................................     757      87        --          844
   Accrued employees' compensation............................     629      --        --          629
   Advances on contracts......................................     837      --        --          837
   Income taxes...............................................     373      --        --          373
   Other current liabilities..................................   1,223     484        --        1,707
                                                               -------  ------    ------      -------
   Total current liabilities..................................   3,953     617        --        4,570
                                                               -------  ------    ------      -------
Long-term debt................................................   5,185     432       917  (a)   6,534
Accrued retiree benefits......................................   1,478      --        --        1,478
Deferred tax and other long-term liabilities..................     973     285        --        1,258
Mandatorily redeemable preferred stock........................     350      --        --          350
Shareholders' equity
   Paid-in capital and unearned compensation..................   2,366     452     1,045  (a)   3,863
   Retained earnings..........................................   2,928     236      (236) (a)   2,928
   Accumulated other comprehensive loss.......................     (19)     --        --          (19)
   Stock employee compensation trust..........................      --    (384)      384  (a)      --
                                                               -------  ------    ------      -------
                                                                 5,275     304     1,193        6,772
                                                               -------  ------    ------      -------
                                                               $17,214  $1,638    $2,110      $20,962
                                                               =======  ======    ======      =======



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

Unaudited Pro Forma Condensed Combined
Statement of Income
Nine Months Ended September 30, 2001
($ in millions, except per share)


                                                     Pro Forma                             Pro Forma
                          Northrop         --------------------------    Newport   ------------------------
                          Grumman  Litton  Adjustment         Combined    News     Adjustment      Combined
                          -------- ------  ----------         --------   -------   ----------      --------
Product sales and service
  revenue................  $9,254  $1,345    $ (18) (b)       $10,581    $1,639      $  --         $12,220
Cost of product sales and
  service revenue
   Operating costs.......   7,656   1,120       19  (b)(c)(d)   8,795     1,481       (140) (h)(j)  10,136
   Administrative and
     general expenses....     908     121       --              1,029        --        153  (j)      1,182
                           ------  ------    -----            -------    ------      -----         -------
Operating margin.........     690     104      (37)               757       158        (13)            902
Interest expense.........    (269)    (27)     (64) (e)          (360)      (37)       (23) (i)       (420)
Other, net...............      64       3       --                 67        (1)        --              66
                           ------  ------    -----            -------    ------      -----         -------
Income from continuing
  operations before
  income taxes...........     485      80     (101)               464       120        (36)            548
Federal and foreign
  income taxes...........     189      30      (35) (f)           184        48        (18) (f)(j)     214
                           ------  ------    -----            -------    ------      -----         -------
Income from continuing
  operations.............  $  296  $   50    $ (66)           $   280    $   72      $ (18)        $   334
                           ======  ======    =====            =======    ======      =====         =======
Less, dividends paid to
  preferred shareholders.     (12)     --       (6) (g)           (18)       --         --             (18)
                           ------  ------    -----            -------    ------      -----         -------
Income available to
  common shareholders....  $  284  $   50    $ (72)           $   262    $   72      $ (18)        $   316
                           ======  ======    =====            =======    ======      =====         =======
Weighted average shares
  outstanding, basic.....    80.3                                85.3                                102.0
Weighted average shares
  outstanding, diluted...    81.0                                86.1                                102.8
Basic earnings per share:
   Continuing
     operations..........  $ 3.53                             $  3.07                              $  3.10
Diluted earnings per
  share:
   Continuing
     operations..........  $ 3.50                             $  3.04 *                            $  3.08 *

--------
* Calculated by dividing income available to common shareholders by average shares diluted, which is calculated assuming preferred shares are not converted to common shares, resulting in the most dilutive effect.

Unaudited Pro Forma Condensed Combined
Statement of Income
Year Ended December 31, 2000
($ in millions, except per share)


                                                       Pro Forma                           Pro Forma
                            Northrop         --------------------------    Newport -----------------------
                            Grumman  Litton  Adjustment         Combined    News   Adjustment     Combined
                            -------- ------  ----------         --------   ------- ----------     --------
Product sales and service
  revenue..................  $7,618  $5,626    $ (61) (b)       $13,183    $2,072   $   --        $15,255
Cost of product sales and
  service revenue
   Operating costs.........   5,446   4,669       88  (b)(c)(d)  10,203     1,870     (251) (h)(j) 11,822
   Administrative and
     general expenses......   1,074     491       --              1,565        --      271  (j)     1,836
                             ------  ------    -----            -------    ------   ------        -------
Operating margin...........   1,098     466     (149)             1,415       202      (20)         1,597
Interest expense...........    (175)   (105)    (191) (e)          (471)      (53)     (31) (i)      (555)
Other, net.................      52      16       --                 68         4       --             72
                             ------  ------    -----            -------    ------   ------        -------
Income from continuing
  operations before income
  taxes....................     975     377     (340)             1,012       153      (51)         1,114
Federal and foreign income
  taxes....................     350     151     (119) (f)           382        63      (26) (f)(j)    419
                             ------  ------    -----            -------    ------   ------        -------
Income from continuing
  operations...............  $  625  $  226    $(221)           $   630    $   90   $  (25)       $   695
                             ======  ======    =====            =======    ======   ======        =======
Less, dividends paid to
  preferred shareholders...      --      --      (25) (g)           (25)       --       --            (25)
                             ------  ------    -----            -------    ------   ------        -------
Income available to common
  shareholders.............  $  625  $  226    $(246)           $   605    $   90   $  (25)       $   670
                             ======  ======    =====            =======    ======   ======        =======
Weighted average shares
  outstanding, basic.......    70.6                                83.6                             100.2
Weighted average shares
  outstanding, diluted.....    70.9                                84.0                             100.6
Basic earnings per share:
   Continuing operations...  $ 8.86                             $  7.24                           $  6.69
Diluted earnings per share:
   Continuing operations...  $ 8.82                             $  7.20 *                         $  6.66 *

--------
* Calculated by dividing income available to common shareholders by average shares diluted, which is calculated assuming preferred shares are not converted to common shares, resulting in the most dilutive effect.

           Notes to Pro Forma Condensed Combined Financial Statements
                                  (Unaudited)

(a) Adjustments to (i) eliminate the equity of Newport News, (ii) record issuance of common stock, (iii) record debt financing for the Newport
     News acquisition along with additional acquisition related costs, and (iv) record goodwill and other purchased intangibles. The amount of the purchase price allocated to goodwill was calculated based on the following assumptions: (i) the price per share of our common stock is $90.00 at the completion of our offer and merger with Newport News, which is the midpoint of the common stock range described below; (ii) the exchange ratio is 0.75; and (iii) we issue the maximum number of shares of our common stock available for issuance (16,636,885) in our offer and merger with Newport News. Any fluctuation in our common stock price within the range from $80.00 to $100.00 will not have a material impact on our pro forma calculation of goodwill. In the event that our common stock price is greater than $100.00 at the completion of our offer and merger, the goodwill balance will increase by $15.0 million for each $1.00 incremental increase in our common stock price in excess of $100.00.

(b) Adjustment to eliminate intercompany sales and cost of sales transactions between Northrop Grumman and Litton.

(c) Adjustment to amortize the preliminary estimate of goodwill and other purchased intangible assets arising out of the acquisition of Litton over an estimated weighted average life of 26 years on a straight line basis.

(d) Adjustment to record preliminary depreciation of property, plant and equipment and amortization of capitalized software arising out of the acquisition of Litton.

(e) Adjustment to record interest expense on, and the amortization of debt issuance costs of, financing for the acquisition of Litton at a weighted average rate of 6.8% and 7.5% for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

(f) Adjustment to record income tax effects on pre-tax pro forma adjustments, using a statutory tax rate of 35%.

(g) Adjusted, pro rata, for dividends to preferred shareholders using $7 per share dividend rate for redeemable preferred stock issued in the acquisition of Litton.

(h) Adjustment to amortize purchased intangible assets arising out of the Newport News acquisition over an estimated life of 30 years on a straight line basis.

(i) Adjustment to record interest on debt financing for the Newport News acquisition at the current rate of 3.4% as of October 26, 2001.

(j) Adjustment to conform Newport News data to classifications utilized by Northrop Grumman.

(c) Exhibits.

23.1 Consent of Independent Public Accountants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NORTHROP      GRUMMAN      CORPORATION
                                                (Registrant)


Date:  November 14, 2001            By: /s/ John H. Mullan
                                        ________________________________________
                                        John H. Mullan, Corporate Vice President
                                        and Secretary

                                  EXHIBIT INDEX

Exhibit
Number                     Description

23.1              Consent of Independent Public Accountants


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